UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 22, 2002

Second Bancorp Incorporated
(Exact name of registrant as specified in its charter)

Ohio	0-15624	34-1547453

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Main Avenue S.W., Warren, Ohio	44482-1311

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 330-841-0123

Item 5. Other Events

On July 22, 2002, the Company issued the following press release:

SECOND BANCORP PRESENTATION
TO BE WEBCAST

Warren, Ohio, July 22, 2002—SECOND BANCORP INCORPORATED (Nasdaq “SECD”, “SECDP”) announced that its presentation at the Keefe, Bruyette & Woods Community Bank Investor Conference in New York will be webcast live on the Internet. The 20-minute slide presentation featuring comments by Second Bancorp President and Chief Executive Officer Rick L. Blossom is scheduled to begin at 3:00 EDT on Wednesday, July 24, 2002.

Investors, analysts and other interested parties wishing to attend the webcast may access it through KBW’s website at www.kbw.com. For those unable to attend the live broadcast, a replay will be available on that site for 10 days following the Conference. The webcast can be viewed without charge.

Item 5. Other Events
SIGNATURES

Second Bancorp is a $1.7 billion financial holding company providing a full range of commercial and consumer banking, trust, insurance and investment products and services to communities in a nine county area of Northeastern and East-Central Ohio through subsidiary Second National Bank’s network of 37 retail banking centers.

Additional information about Second Bancorp and information about products and services offered by Second National Bank can be found at the bank’s website address indicated above.

CONTACT: Christopher Stanitz, Executive Vice President and Secretary, at 330.841.0234 (phone), 330.841.0489 (fax), or cstanitz@secondnationalbank.com.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Second Bancorp Incorporated

Date: July 22, 2002	/s/ David L. Kellerman David L. Kellerman, Treasurer